Exhibit 10.6

STRICTLY CONFIDENTIAL

AMENDMENT N°1 TO PHARMACEUTICAL DEVELOPMENT*
AGREEMENT

BETWEEN

BEAUFOUR IPSEN INDUSTRIE S.A.S., a French corporation incorporated under the laws of France, located at rue d’Ethe Virton, 28100, France, duly represented by Jean-Pierre Dubuc, President,

hereinafter referred to as “Ipsen”, on the one hand,

AND

RADIUS HEALTH Inc., a United States corporation incorporated under the laws of the State of Delaware, United States, with its principal office at 300 Technology Square5th Floor, Cambridge, MA, USA and formerly known as Nuvios, Inc., duly represented by Richard Lyttle, Chief Executive Officer, hereinafter referred to as “Radius”, on the other hand.

WHEREAS

A.                                   Ipsen and Radius are parties to that certain License Agreement dated September 27, 2005 (the “License Agreement”).

B.                                     Within the framework of the License Agreement, Ipsen and Radius have entered into a pharmaceutical development agreement to develop a multidose injection for BIM 44058 dated as of January 2, 2006 (the “Pharmaceutical Development Agreement”) pursuant to which Ipsen performs certain research and development tasks and activities in view of developing a new formulation of Licensed Compound and/or Licensed Product.

C.                                     Since (i) the work to be performed by Ipsen has taken longer than originally planned in the Work Plan of the Pharmaceutical Development Agreement and (ii) Radius wishes Ipsen to perform additional work to the work initially set out in the Work Plan, Ipsen and Radius have decided to further extend the duration and the scope of the Work Plan and to provide for the consideration relating to such an extension under an amendment to the Pharmaceutical Development Agreement (this “Amendment n°1”).

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, IT IS AGREED AS FOLLOWS:

1.                                       In this Amendment n°1, unless otherwise expressly provided herein, the capitalized words and phrases shall have the same meaning as in the Pharmaceutical Development Agreement.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

2.                                       The December 31, 2006 deadline initially agreed upon for the performance by Ipsen or its subcontractors of all the work set out in the Work Plan as it exists prior to this Amendment (the “Original Work Plan”) and its payment by Radius, is extended to May 31, 2007.

For sake of clarity, any reference to the date of December 31, 2006 in Article 10 of the Pharmaceutical Development Agreement which relates to the performance of the Original Work Plan shall be replaced by and extended to May 31, 2007. The budget agreed upon in respect to all the work described in the Original Work Plan shall remain unchanged, except for the over overrun of €[*] approved by Radius in Q4, 2006.

3.                                       The Work Plan is amended so as to include the work described in Appendix A to this Amendment n°1 (the “Extended Work Plan”), some of which is to be performed in 2007 and the rest in 2008. For clarity, all references to the Work Plan in the Pharmaceutical Development Agreement shall be deemed to include all work described in the Extended Work Plan, as well as the work described in the Original Work Plan. Should Radius wish Ipsen to perform any other work in addition to the 2007 and 2008 activities described in the Extended Work Plan, Radius and Ipsen shall enter into a new agreement or amendment.

4.                                       Payments:

(a) Subject to any modification of the budget included in the Extended Work Plan to be prior agreed in writing by the parties by Mike Dey, Vice-President, Pharmaceutical Development for Ipsen and by Nick Harvey, Chief Financial Officer to Radius or by any other representative designated by the relevant Party, the total amount to be paid by Radius to Ipsen in connection with the research activities and tasks pursuant to the Extended Work Plan and this Amendment n°1 shall be as specified in the here attached Appendix B, that is to say:

(i) The total amount to be paid by Radius to Ipsen in connection with the 2007 activities described Appendix A shall be:

•                                          [*] euros ([*]€) for the additional activities on Drug Substance;

•                                          [*] euros ([*]€) for additional activities on Drug Product;

(ii) The total amount to be paid by Radius to Ipsen in connection with the 2008 activities described in Appendix A shall be:

•                                          [*] euros ([*]€) for the additional activities on Drug Substance;

•                                          [*] euros ([*]€) for additional activities on Drug Product;

Such total amount includes all costs in connection with such research activities, including costs of materials, supplies, services, personnel, subcontractors and overhead, regardless of whether such research activities are performed by Ipsen or by a subcontractor or both. The budget included in the Extended Work Plan as described in Appendix B to this Amendment shows the breakdown by calendar quarter of such total amounts in Euros.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

(b) Ipsen shall invoice Radius no later than [*] days after the end of each calendar quarter for the amount corresponding to actual FTE time spent as per timesheets incurred plus actual external cost bills received and approved by Ipsen during the elapsed quarter, as shall in each case be reported in reasonable detail on the invoice annex. Radius shall make payment of each invoice within [*] days after receipt thereof in Euros.

(c) Without the prior written consent of Radius, in no event shall Ipsen invoice Radius for an amount due in respect of any calendar year that is greater than the amount budgeted for such calendar year in the Extended Work Plan plus the [*] percent ([*]%) limit defined in article 4(d) of this Amendment n°1. In addition, and notwithstanding anything expressed or implied in this Agreement to the contrary (including without limitation, the Extended Work Plan), in no event shall Radius have any obligation to make payments to Ipsen pursuant to this Amendment n°1 for any work done by Ipsen at any time after December 31, 2008 unless Radius shall have authorized in writing any such work.

Radius shall pay for all work in respect of which Ipsen has entered into legally binding commitments with subcontractors and which occurs before December 31, 2008, that may not be cancelled by Ipsen without incurring penalties, provided that all of such work is within the framework of the Extended Work Plan and the cost of such work is within the budget included in the Extended Work Plan.

The remaining samples from stability studies will be made available for Radius to ship to Radius nominated contract laboratory by December 31, 2008. Should Radius request in writing that Ipsen conduct work on Radius behalf, Ipsen will be under no obligation to conduct such work.

(d)           Notwithstanding any overruns which have been approved by Radius with respect to work under the Original Work Plan, should external costs incurred by Ipsen in relation to the performance of 2007 or 2008 activities described in the Extended Work Plan be more than as specified in Appendix B hereby attached for such activities, Radius shall reimburse Ipsen such additional costs up to a maximum of [*] percent ([*]%) of the relevant annual amount described in Appendix B for the performance of the specific tasks that resulted in such additional costs. In addition, should internal costs incurred by Ipsen in relation to performance of the Work Plan be more than as specified in Exhibit B due to an increase in the number of FTE’s required (but not the cost per FTE), Radius shall reimburse Ipsen such additional costs up to a maximum of [*] percent ([*]%) of the relevant annual amount described in Appendix B for the performance of the specific tasks that resulted in such additional costs. In either case, any reimbursement of costs in excess of such percentage will have to be prior agreed by Radius and, in the absence of any such prior agreement by Radius, shall be the responsibility of Ipsen. Ipsen shall use all reasonable efforts to avoid any such cost overruns. For clarity, the maximum [*]% adjustment permitted in 2007 will be of [*] ([*]) euros and in 2008 of [*] ([*]) euros. Any reimbursement of costs in excess of such percentage will have to be prior agreed by Radius and, absent any such prior agreement by Radius, shall be the responsibility of Ipsen.

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

5.                                       This Amendment n°1 shall enter into force retroactively upon its signature as of January 1st, 2007 and shall remain in full force and in effect until complete performance of the Extended Work Plan or termination of the Pharmaceutical Development Agreement in accordance with its terms.

6.                                       All other terms and conditions of the Pharmaceutical Development Agreement shall remain in full force and effect and shall apply to this Amendment n°1 which is made part of the Pharmaceutical Development Agreement.

7.                                       This Amendment n°1 shall be governed by, interpreted and construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflicts of law principles, and shall not be governed by the United Nations Conventions of International Contracts on the Sale of Goods (the Vienna Convention).

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective duly authorized representatives:

Date: July 16, 2007	Date: 29.06.07

SIGNED by B.N. Harvey	SIGNED by Jean-Pierre Dubuc

/s/ B.N. Harvey	/s/ Jean-Pierre Dubuc
on behalf of RADIUS HEALTH Inc.	as President of BEAUFOUR IPSEN INDUSTRIE S.A.S.

APPENDIX A

EXTENDED WORK PLAN

BA058: DEVELOPMENT PLAN
OF READY TO USE PEN INJECTION
FOR PHASE II

ADDITIONAL ACTIVITIES - 2007 & 2008

APPENDIX A BA058 : Development plan of Ready to Use Pen Injection for Phase II Additional activities - 2007 & 2008

Content

•                  Drug Substance

•                  Drug Product

•                  Proposed IND stability commitment

•                  Stability program

•                  Stability batches

•                  Clinical batches

•                  Stability-in-use

•                  Cost estimation for 2007 & 2008

Activities to support IND submission (API)

- Additional test on batch 01-402:
(residual solvents , TFA, and optical rotation)	2007	External cost	[*] €

- Stability study of batch 01-402:	2007	[*]FTE	[*] €
	2008	[*]FTE	[*] €

Retest of reference material	2007	[*]FTS	[*]€

TOTAL		[*]€ in 2007

		[*]€ in 2008

Proposed IND Stability Commitment

Continue the stability study in accelerated (25°C/60%RH) and long-term (5°C) storage conditions in parallel to the clinical study.

Monitor periodically clinical batches in a re-assay program at the label claim storage condition (i.e. 5°C).

The shelf life period will be extended based on data from accelerated and long-term studies, as well as results from by this re-assay program.

Stability Program: 0.5 & 2 mg/ml

Time Point	Pull Date	Storage Conditions	Shelf life (extrapolation)	Use Date of clinical supplies *	FTE to support analytical work (physicochemical and microbiological tests - report @ [*], [*]and [*] months)
[*] months	03/26/07	5°C & 25°C/60%RH (including preservative effectiveness at 25°C/60%RH)	[*] months	End Oct. 07	[*]+[*] (µbio) + [*]€ (external cost)**
[*] months	06/26/07	5°C	[*] months	End April 08	[*]
[*] months	09/26/07	5°C (including preservative effectiveness)	[*] months	End Oct. 08	[*]+[*] (µbio)
[*] months	March 08	5°C	[*] months	End Oct. 08	[*]
[*] months	Sept. 08	5°C (including preservative effectiveness)	[*] months	End Oct. 08	[*]+[*] (µbio) + [*] € (external cost)**

* Use date = manufacturing date + shelf life

Stability Program: Placebo

Time Point	Pull Date	Storage Conditions	Shelf life (extrapolation)	Use Date of clinical supplies *	FTE to support analytical work (physicochemical and microbiological tests - report @ [*],[*] and [*] months)
[*] months	02/16/07	5°C & 25°C/60%RH (including preservative effectiveness at 25°C/60%RH)	[*] months	End Oct. 07	[*]+[*] (µbio)
[*] months	05/16/07	5°C	[*] months	End 08April	[*]
[*] months	08/16/07	5°C (including preservative effectiveness)	[*] months	End Oct. 08	[*]+[*] (µbio)
[*]months	Feb. 08	5°C	[*] months	End Oct. 08	[*]
[*] months	Aug. 08	5°C (including preservative effectiveness)	[*] months	End Oct. 08	[*]+[*] (µbio)

* Use date = manufacturing date + shelf life

Re-assay program: 0.5, 1, 2 mg/ml & Placebo

•                  To ensure the quality of the clinical supplies throughout the study :

It is proposed to re-test clinical batches stored at the label claim storage condition (i.e. 5°C) every [*] months until the end of the phase II clinical study

Re-Test Date	Re-Test Time Point	FTE
April 07	[*] months	[*]
October 07	[*] months	[*]
April 08	[*]months	[*]
October 08	[*] months	0.06 + 0.10 (µbio) + [*] € (external cost)**

** Subcontracting of sterility test at VETTER

Stability program: stability in-use

•                  To simulate patient use, as far as possible

•                  Cartridge activated, inside the pen

•                  Storage at room temperature

•                  1 simulation of injection per [*], during [*] month

Time point	Pull date	Storage conditions	FTE
1 [*]	Feb. 07	25°C/60%RH	[*]+[*] (µbio)
[*]	Nov. 08	25°C/60%RH	[*]+ [*] (µbio)

Drug Product: cost estimation 2007 & 2008

Year	FTE	FTE cost * (in k€)	External cost (in k€)	Total (in k€)
2007	[*]+ [*] (µbio)	[*]	[*]**	[*]
2008	[*]+[*] (µion)	[*]	[*] **	[*]

•FTE rates of $[*], converted at $[*]/€ to give €[*] per year

** Subcontracting of sterility test at VETTER + shipment

APPENDIX B

EXTENDED WORK PLAN

I.              2007 BUDGET

I.1           DRUG SUBSTANCE

Additional test on batch 01- 402 (residual solvents, TFA and optical rotation)	External cost*	[*]€
Stability study of batch 01- 402	Internal cost — FTE** [*]	[*]€
Retest of reference material	Internal cost — FTE** [*]	[*]€
Total		[*]€

* Subcontracting of Additional test on batch 01- 402 at EXPANSIA + shipment
** FTE rates at [*]€

1.2          DRUG PRODUCT

FTE	FTE cost*	External cost**	Total
[*] + [*] (μbio)	[*]€	[*]€	[*]€

* FTE rates at [*]€
** Subcontracting of sterility test at VETTER + shipment

1.3          QUARTERLY BREAKDOWN FOR EXTENDED WORK PLAN ACTIVITIES  PERFORMED IN 2007

	2007				2007
In K€	Q1	Q2	Q3	Q4	Total
External Costs	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]
Internal Costs	[*]	[*]	[*]	[*]	[*]
	[*]	[*]	[*]	[*]	[*]
FTEs	[*]	[*]	[*]	[*]	[*]
Total Costs	[*]	[*]	[*]	[*]	[*]

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.

II.            2008 BUDGET

II. 1.        DRUG SUBSTANCE

Stability study of batch 01- 402	Internal cost — FTE** [*]	[*]€
Total		[*]€

** FTE rates at [*]€

11.2        DRUG PRODUCT

FTE	FTE cost *	External cost**	Total
[*] + [*] (μbio)	[*]€	[*]€	[*]€

* FTE rates at [*]€

** Subcontracting of sterility test at VETTER + shipment

11.3        QUARTERLY BREAKDOWN FOR EXTENDED WORK PLAN ACTIVITIES PERFORMED IN 2008

	2008				2008
	Q1	Q2	Q3	Q4	Total
External costs	[*]	[*]	[*]	[*]	[*]
Internal costs (Drug Substance)	[*]	[*]	[*]	[*]	[*]
Internal costs (Drug Product)	[*]	[*]	[*]	[*]	[*]
FTEs	[*]	[*]	[*]	[*]	[*]
Total costs	[*]	[*]	[*]	[*]	[*]

* Confidential Treatment Requested by the Registrant. Redacted Portion Filed Separately with the Commission.